SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 3, 1998


                           Coda Music Technology, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-26192                                             41-1716250
(Commission File Number)                                    (IRS Employer
                                                           Identification No.)


                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 937-9611
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.           Changes in Registrant's Certifying Accountant.

         On November 3, 1998, the Registrant selected McGladrey & Pullen, LLP. to serve as the Registrant's independent auditors for the current fiscal year.

         There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding the selection of McGladrey & Pullen, LLP., any disagreements with Arthur Andersen LLP, the independent public accountants engaged by the Registrant for prior years, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has Arthur Andersen LLP's report on the financial statements of the Registrant for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles.

         The decision to change accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors on November 3, 1998.


Item 7.           Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired:

                           Not Applicable.

         (b)      Pro forma financial information:

                           Not Applicable.

         (c)      Exhibits:

                           See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CODA MUSIC TECHNOLOGY, INC.


                                                  By  /s/ Ronald S. Raup
Date November 9, 1998                               Ronald S. Raup, President

                                  EXHIBIT INDEX

                           Coda Music Technology, Inc.
                             Form 8-K Current Report
                             Dated November 3, 1998




Exhibit Number           Description

       16                Letter dated November 9, 1998 from Arthur Andersen LLP